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INVESCO INTERNATIONAL SMALL COMPANY FUND                           SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 6/30/2010
FILE NUMBER :      811-1540
SERIES NO.:        19

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
74U.   1 Number of shares outstanding (000's Omitted)
         Class A               21,040

       2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                1,574
         Class C                2,960
         Class Y                1,506
         Institutional Class    2,404

74V.   1 Net asset value per share (to nearest cent)
         Class A               $13.98

       2 Net asset value per share of a second class of open-end company shares
         (to nearest cent)
         Class B               $13.49
         Class C               $13.49
         Class Y               $14.03
         Institutional Class   $13.95
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